Exhibit 99.01

Ambac Financial Group, Inc.

One State Street Plaza

New York, NY 10004

212.668.0340

News Release

For Immediate Release

Investor/Media Contact: Peter R. Poillon

(212) 208-3333

ppoillon@ambac.com

Web site: www.ambac.com

AMBAC COMMENTS ON FITCH REPORT ON CAPITAL

Ambac’s AAA Rating on Rating Watch Negative

New York, December 21, 2007 – Ambac Financial Group, Inc. (NYSE: ABK) (“Ambac”) today said that Fitch Ratings (“Fitch”) has completed its review of Ambac Assurance Corporation’s capital position and has put the Company’s AAA rating on ‘rating watch negative’. Chairman and CEO, Robert J. Genader, noted “The Fitch announcement concludes this phase of the rating agencies’ reviews. As previously stated, Ambac has been investigating solutions to expand its capital position. Between our own analysis and that of the rating agencies, we are now in a better position to make informed, disciplined decisions regarding the form and timing of capital expansion.”

Certain statements in this document are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors. More information about these factors is contained in Ambac’s filings with the Securities and Exchange Commission.

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Ambac Financial Group, Inc., headquartered in New York City, is a holding company whose affiliates provide financial guarantees and financial services to clients in both the public and private sectors around the world. Ambac’s principal operating subsidiary, Ambac Assurance Corporation, a leading guarantor of public finance and structured finance obligations, has earned triple-A ratings, the highest ratings available from Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and Fitch, Inc. Ambac Financial Group, Inc. common stock is listed on the New York Stock Exchange (ticker symbol ABK).